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                                                                   EXHIBIT 4.3.1
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                            CLIFFS DRILLING COMPANY,

                             SUBSIDIARY GUARANTORS

                                  NAMED HEREIN

                                      AND

                              FLEET NATIONAL BANK

                                    TRUSTEE

                             ---------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of July 11, 1996

                             ---------------------

                    Supplementing and Amending the Indenture
                                  dated as of
                                  May 15, 1996

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     THIS FIRST SUPPLEMENTAL INDENTURE dated as of July 11, 1996 is between
CLIFFS DRILLING COMPANY, a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS (as defined herein) and FLEET NATIONAL BANK, a national banking association (the "Trustee").

                            RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of 10.25% Senior Notes due 2003, Series A (the "Series A Securities") and an issue of 10.25% Senior Notes due 2003, Series B (the "Series B Securities" and the Series A Securities and the Series B Securities, as amended or supplemented from time to time in accordance with the terms of the Indenture (as defined herein), being herein collectively called the "Securities"), of substantially the tenor and in the aggregate principal amount set forth in the Indenture; and the Company and the Subsidiary Guarantors have heretofore made, executed and delivered to the Trustee its Indenture dated as of May 23, 1996 (such Indenture being sometimes referred to herein as the "Original Indenture") pursuant to which the Securities are issuable.

     The Securities are guaranteed by the Subsidiary Guarantors (as defined in the Indenture) on the terms provided in the Indenture.

     It is deemed desirable to supplement and amend the Original Indenture to
(i) clarify an ambiguity in the Limitation on Restricted Payments Covenant, (ii) reflect the name change of a Subsidiary Guarantor, and (iii) to add a Restricted Subsidiary of the Company as a Subsidiary Guarantor (the Original Indenture, as so supplemented and amended by this First Supplemental Indenture, being sometimes referred to herein as the "Indenture").

     Article IX, Section 9.1 of the Original Indenture provides that under certain conditions the Company, the Subsidiary Guarantors and Trustee, may, without the consent of any Holders, from time to time and at any time, enter into an indenture or indentures supplemental thereto, for the purpose, inter alia, of curing any ambiguity therein or supplementing any provision contained therein which may be defective or inconsistent with any other provision contained therein or making any other provisions as the Company may deem necessary or desirable provided that no such action shall adversely affect the interests of the Holders of Securities (subsection (e)) and adding any Restricted Subsidiary as an additional Subsidiary Guarantor (subsection (g)).

     In addition, Article X, Section 10.13 of the Original Indenture provides that certain Restricted Subsidiaries of the Company shall become Subsidiary Guarantors by executing and delivering a supplemental indenture agreeing to be bound by the terms of the Original Indenture.

     The Series A Securities were issued on May 23, 1996 under the Original Indenture and no Series B Securities have been issued as of the date hereof.

     All things necessary to authorize the execution and delivery of this First Supplemental Indenture, to effect the modifications of the Original Indenture provided for in this First Supplemental Indenture, and to make the Original Indenture, as supplemented and amended by this First Supplemental Indenture, a valid agreement of the Company, in accordance with its terms, have been done.

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     NOW, THEREFORE, in consideration of the premises and the purchase of the
Securities by the Holders, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                   ARTICLE I

                     MODIFICATION OF THE ORIGINAL INDENTURE

     SECTION 1.1 AMENDMENT OF ARTICLE I OF THE ORIGINAL INDENTURE. Section 1.1 of the Original Indenture is amended by changing the definition of "Subsidiary Guarantor" to read as follows:

          " 'Subsidiary Guarantor' means (i) Southwestern Offshore Corporation (f/k/a Cliffs Drilling Asset Acquisition Company), a Delaware corporation, (ii) Cliffs Drilling Merger Company, a Delaware corporation, (iii) Cliffs Drilling International, Inc., a Delaware corporation, (iv) Cliffs Oil and Gas Company, a Delaware corporation,
     (v) DRL, Inc., a Delaware corporation, (vi) each of the Company's other Restricted Subsidiaries, if any, executing a supplemental indenture in compliance with the provisions of Section 10.13(a) hereof and (vii) any Person that becomes a successor guarantor of the Securities in compliance with the provisions of Section 13.2 hereof."

     SECTION 1.2 AMENDMENT OF ARTICLE X OF THE ORIGINAL INDENTURE. Section 10.10(a)(iii) of the Original Indenture is amended by replacing the reference to "Permitted Refinancing Indebtedness" which is not defined with a cross reference to the definition of "Permitted Indebtedness" to read in full as follows:

          "(iii)make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, except in any case out of the proceeds of any Permitted Indebtedness referred to in clause (x) of the definition of Permitted Indebtedness in Article I, Section 1.1, or"

                                   ARTICLE II

                        ADDITIONAL SUBSIDIARY GUARANTOR

     SECTION 2.1 ADDITION OF A SUBSIDIARY GUARANTOR. DRL, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, by execution of this First Supplemental Indenture hereby agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor.

     SECTION 2.2 SUBSIDIARY GUARANTEE OF THE SECURITIES. Exhibit A, attached hereto and incorporated herein by reference, sets forth the form of Subsidiary Guarantee from the Original Indenture to which DRL, Inc. agrees to be bound by execution and delivery of this First Supplemental Indenture.

                                  ARTICLE III

                           PARTICULAR REPRESENTATIONS
                          AND COVENANTS OF THE COMPANY

     SECTION 3.1 AUTHORITY OF THE COMPANY. The Company is duly authorized by a resolution of the Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

     SECTION 3.2 AUTHORITY OF THE SUBSIDIARY GUARANTORS. Each of the Subsidiary Guarantors is duly authorized by a resolution of its respective Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on the part of each required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

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     SECTION 3.3 TRUTH OF RECITALS AND STATEMENTS. The Company warrants that the recitals of fact and statements contained in this First Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.

                                   ARTICLE IV

                             CONCERNING THE TRUSTEE

     SECTION 4.1 ACCEPTANCE OF TRUSTS. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, to all of which the Company, subsidiary Guarantors and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.

     SECTION 4.2 RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this First Supplemental Indenture.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

     SECTION 5.1 RELATION TO THE INDENTURE. The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this First Supplemental Indenture, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.

     SECTION 5.2 MEANING OF TERMS. Any capitalized term used in this First Supplemental Indenture and not defined herein that is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

     SECTION 5.3 COUNTERPARTS OF FIRST SUPPLEMENTAL INDENTURE. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     SECTION 5.4 GOVERNING LAW. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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     IN WITNESS WHEREOF, the parties hereto have cause this First Supplemental
Indenture to be duly executed, all as of the day and year first above written.

Company:                                    CLIFFS DRILLING COMPANY

                                            By: /s/ DOUGLAS E. SWANSON
                                            ------------------------------------
                                                    Douglas E. Swanson
                                                    President

Subsidiary Guarantors:                      CLIFFS DRILLING MERGER COMPANY,
                                            CLIFFS DRILLING INTERNATIONAL, INC.,
                                            CLIFFS OIL AND GAS COMPANY, AND
                                              DRL, INC.

                                            By: /s/ DOUGLAS E. SWANSON
                                            ------------------------------------
                                                    Douglas E. Swanson
                                                    President

                                            SOUTHWESTERN OFFSHORE
                                              CORPORATION
                                            (f/k/a Cliffs Drilling Asset
                                            Acquisition Company),

                                            By: /s/ WILLIAM E. CHILES
                                            ------------------------------------
                                                    William E. Chiles
                                                    President

Trustee:                                    FLEET NATIONAL BANK

                                            By: /s/ SUSAN C. MERKER
                                            ------------------------------------
                                                    Susan C. Merker
                                                    Assistant Vice President

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                                   EXHIBIT A

                          FORM OF SUBSIDIARY GUARANTEE

     Subject to the limitations set forth in the Indenture, the initial Subsidiary Guarantors and, if any, all additional Subsidiary Guarantors (as
defined in the Indenture referred to in the Series           Security upon which
this notation is endorsed and each being hereinafter referred to as a "Subsidiary Guarantor," which term includes any additional or successor Subsidiary Guarantor under the Indenture) have, jointly and severally, unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest on the Securities, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     No stockholder, officer, director, employee, incorporator or Affiliate as such, past, present or future, of any Subsidiary Guarantor shall have any personal liability under its Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee, incorporator or Affiliate, or any liability for any obligations of any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

     Any Subsidiary Guarantor may be released from its Subsidiary Guarantee upon the terms and subject to the conditions provided in the Indenture.

     All terms used in this notation of Subsidiary Guarantee which are defined
in the Indenture referred to in this Series           Security upon which this
notation of Subsidiary Guarantees is endorsed shall have the meanings assigned to them in such Indenture.

     The Subsidiary Guarantees shall be binding upon the Subsidiary Guarantors and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee respecting
the Series           Security upon which the foregoing Subsidiary Guarantees are noted, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

     The Subsidiary Guarantees shall not be valid or obligatory for any purpose
until the certificate of authentication on the Series           Security upon
which the foregoing Subsidiary Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.